EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Luvu Brands, Inc. on Form S-8 of our report dated September 27, 2016, with respect to our audit of the consolidated financial statements of Luvu Brands, Inc. as of June 30, 2016 and 2015 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Liggett & Webb, P.A.

Liggett & Webb, P.A.

Boynton Beach, FL

June 23, 2017